Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST REPORTS FOURTH QUARTER AND

YEAR END 2014 RESULTS

11.3% RevPAR Increase for All Hotels for the Fourth Quarter

Hotel EBITDA Margin Increase of 194 basis points for All Hotels

Completes Spin-Off of Ashford Inc.

Announces Formation of Ashford Hospitality Select

DALLAS, February 26, 2015 —Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) today reported financial results and performance measures for the fourth quarter ended December 31, 2014.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2014, with the fourth quarter ended December 31, 2013 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  During the quarter, the Company completed the spin-off of Ashford Inc., which started trading under the ticker symbol “AINC” on November 13, 2014, on the NYSE MKT Exchange

•                  RevPAR for all Ashford Trust hotels increased 11.3% during the quarter

•                  RevPAR for all Ashford Trust hotels not under renovation increased 12.6% during the quarter

•                  Hotel EBITDA increased 17.6% for all Ashford Trust hotels

•                  Hotel EBITDA Margin increased 194 basis points for all Ashford Trust hotels

•                  Hotel EBITDA flow-through was 49% for all Ashford Trust hotels

•                  Net loss attributable to common stockholders for the Company was $22.4 million, or $0.25 per diluted share, compared with net loss attributable to common stockholders of $25.9 million, or $0.32 per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.17 per diluted share for the quarter as compared with $0.14 from the prior-year quarter

•                  The prior year results include the operations of the Ashford Prime Portfolio prior to its spin-off from Ashford Trust completed on November 19, 2013

•                  On December 19, 2014, the Company announced a definitive agreement in which Ashford Trust will acquire the remaining 28.26% ownership interest of the Highland Hospitality Portfolio from its joint venture partner, Prudential Real Estate Investors

•                  Subsequent to the quarter end, on January 5, 2015 the Company announced it had refinanced two mortgage loans with an outstanding balance of approximately $354 million with new loans totaling $478 million resulting in over $100 million of excess proceeds after closing costs and reserves

•                  On January 29, 2014, the Company announced a plan to form Ashford Hospitality Select (“Ashford Select”), dedicated to investing primarily in premium-branded select-service hotels, including extended

-MORE-

stay hotels in the U.S.

•                  On January 30, 2015 the Company priced a follow-on public offering of 9,500,000 shares of common stock at $10.65 per share.  The underwriter subsequently exercised its option in part and purchased an additional 1,029,450 shares from the Company.  In total, the Company issued 10,529,450 shares of common stock at $10.65 per share for net proceeds of $111.1 million.

•                  On February 9, 2015, the Company closed on the acquisition of the 168-room Lakeway Resort & Spa in Austin, TX for a total consideration of $33.5 million ($199,000 per key)

•                  On February 25, 2015, Ashford Trust closed on the acquisition of the 232-room Marriott Memphis East hotel for total consideration of $43.5 million in cash ($187,500 per key)

CAPITAL EXPENDITURES

•                  Capex invested in the quarter for the Ashford Trust Portfolio was $28.6 million, bringing the full-year total to $120.1 million

CAPITAL STRUCTURE

At December 31, 2014, the Company had total assets of $2.8 billion in continuing operations, and $3.6 billion overall including the Highland Hospitality Portfolio which is not consolidated.  As of December 31, 2014, the Company had $2.0 billion of mortgage debt in continuing operations and $2.8 billion overall including the Highland Hospitality Portfolio.  Ashford Trust’s total combined debt had a blended average interest rate of 5.3%.

On November 12, 2014, the Company completed the sale of the 86-room Homewood Suites Mobile for total consideration of $7.4 million ($86,000 per key).  The sale, including anticipated capital expenditures, represented a trailing 12-month cap rate of 7.4% on net operating income and a trailing 11.8x EBITDA multiple.

On December 19, 2014, the Company announced the acquisition of the remaining 28.26% ownership interest of the Highland Hospitality Portfolio from its joint venture partner.  The 28-hotel Highland Hospitality Portfolio includes 19 full-service hotels and 9 select-service hotels with a concentration in major brands such as Hilton, Marriott, Hyatt and Starwood.  The total transaction value is valued at $1.735 billion ($215,000 per key) and the purchase price represents a forward 12-month cap rate of 7.5% on net operating income and an 11.6x forward EBITDA multiple.  The closing of the acquisition is contingent on a refinancing of the portfolio, and it’s expected to close sometime during the first quarter of 2015.

On January 5, 2015, the Company announced it had successfully refinanced two mortgage loans with an existing outstanding balance of approximately $354 million.  The two previous mortgage loans that were refinanced include: a $211 million Goldman Sachs Floater loan with a final maturity date in November 2017; and a $143 million Merrill Lynch 1 loan with a final maturity date in July 2015.  The new loans total $478 million and resulted in excess net proceeds of over $100 million after closing costs and reserves.

On January 30, 2015, the Company announced it had priced a follow-on public offering of 9,500,000 shares of common stock at $10.65 per share.  Settlement of the offering occurred on February 4, 2015, generating total net proceeds of $100.2 million.  The underwriter subsequently exercised its option in part and purchased an additional 1,029,450 shares from the Company.  In total, the Company issued 10,529,450 shares of common stock at $10.65 per share for net proceeds of $111.1 million.

On February 9, 2015, the Company announced it had closed on the acquisition of the 168-room Lakeway Resort & Spa for a total consideration of $33.5 million ($199,000 per key).  Located in the thriving Austin, TX market, the hotel features approximately 24,000 square feet of meeting space.  Upon closing, the property will be managed by Remington Lodging.  The purchase price of $33.5 million represents a forward 12-month cap rate of 8.7% on net operating income, which equates to an estimated 9.5x forward EBITDA multiple.

On February 25, 2015, the Company closed on the acquisition of the 232-room Marriott Memphis East hotel for total consideration of $43.5 million in cash ($187,500 per key).  Located in the heart of East Memphis just minutes away from nearby attractions such as Elvis’ Graceland, Beale Street and Historic Downtown Memphis, the hotel has 6 meeting rooms with approximately 8,960 square feet of meeting space. Upon closing, the property will be managed by Remington Lodging.  The purchase price of $43.5 million represents a forward 12-month cap rate of 8.6% on net operating income and an estimated 10.3x forward EBITDA multiple.

PORTFOLIO REVPAR

As of December 31, 2014, the Ashford Trust Portfolio consisted of direct hotel investments with 115 properties classified in continuing operations.  During the fourth quarter of 2014, 103 of the Ashford Trust Portfolio hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the Ashford Trust Portfolio hotels in continuing operations on a pro forma total basis (all 115 hotels) and pro forma not under renovation basis (103 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 11.3% to $97.61 for all hotels in the Ashford Trust Portfolio on a 6.5% increase in ADR and a 4.5% increase in occupancy

•                  Pro forma RevPAR increased 12.6% to $97.95 for hotels not under renovation in the Ashford Trust Portfolio on a 6.5% increase in ADR and a 5.7% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Trust Portfolio, including its pro-rata share of the Highland Hospitality Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin.  The details of the quarterly calculations for the previous four quarters for the 115 Ashford Trust hotels are provided in the table attached to this release.

ASHFORD, INC. SPIN-OFF

On November 12, 2014, the Company completed the previously announced spin-off of Ashford Inc. (NYSE MKT: AINC) (“Ashford Inc.”).  Starting November 13, 2014, Ashford Inc. began trading on the NYSE MKT under the ticker symbol “AINC.” Following the spin-off, Ashford Inc. is now an independent publicly traded asset management company focused on managing real estate, hospitality, and securities platforms both domestically and internationally.  Ashford Inc. currently advises Ashford Trust and Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”).

Ashford Trust completed the spin-off by distributing a pro-rata taxable dividend of Ashford Inc. common stock to Ashford Trust common stockholders of record as of the close of business of the NYSE on November 11, 2014 (the “Record Date”).  The distribution was based on a distribution ratio of one share of Ashford Inc. common stock for every 87 shares of Ashford Trust common stock held by such stockholder on the Record Date.  An information statement concerning the details regarding the distribution of Ashford Inc. common stock and its business following the spin-off was mailed to Ashford Trust stockholders on the distribution date.

COMMON STOCK DIVIDEND

On December 15, 2014, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2014, payable on January 15, 2015, to shareholders of record as of December 31, 2014.

The Board also approved the Company’s dividend policy for 2015.  The Company expects to pay a quarterly cash dividend of $0.12 per share for 2015, or $0.48 per share on an annualized basis.  The Board will continue to review its dividend policy on a quarter-to-quarter basis.  The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof.

“During the fourth quarter we continued to display superior RevPAR and EBITDA growth, driven largely by the initiatives we began to implement in 2013 to improve RevPAR performance.  These initiatives began to show results during the third and fourth quarters and we expect to see further improvement over time,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “In 2015, we continue to pursue attractive investment opportunities as well as alternative ways to invest in accretive growth.  Our recent formation of Ashford Select is one of these avenues as we look to benefit from attractive dynamics of the select service space.  Additionally, improving economic trends continue to drive growth in the lodging sector which is benefitting our overall portfolio.  We also plan to take advantage of the favorable capital markets conditions to proactively address our debt maturities and generate excess cash to strengthen our balance sheet and shore up liquidity for attractive asset acquisition opportunities.  Going forward, you can expect us to keep pursuing these strategies with the goal of balancing risk mitigation while seeking to generate attractive returns for our shareholders.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, February 27, 2015, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (785) 830-7991.  A replay of the conference call will be available through Friday, March 6, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6219218.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2014 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, February 27, 2015, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of conditions to, or the completion of, the proposed launch of Ashford Select.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$215,063	$128,780
Marketable securities	63,217	29,601
Total cash, cash equivalents and marketable securities	278,280	158,381
Investments in hotel properties, net	2,128,611	2,164,389
Restricted cash	85,830	61,498
Accounts receivable, net of allowance of $241 and $242, respectively	22,399	21,791
Inventories	2,104	1,946
Notes receivable, net of allowance of $7,522 and $7,937, respectively	3,553	3,384
Investment in Highland Hospitality	144,784	139,302
Investment in Ashford Prime	54,907	56,243
Investment in Ashford Inc.	7,099	—
Deferred costs, net	12,588	10,155
Prepaid expenses	7,017	7,519
Derivative assets	182	19
Other assets	17,116	4,303
Due from Ashford Prime, net	896	13,042
Due from affiliates	3,473	1,302
Due from third-party hotel managers	12,241	33,728

Total assets	$2,781,080	$2,677,002

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$1,954,103	$1,818,929
Capital leases payable	—	28
Accounts payable and accrued expenses	71,118	70,683
Dividends payable	21,889	20,735
Unfavorable management contract liabilities	5,330	7,306
Due to Ashford Inc., net	8,202	—
Due to related party, net	1,867	270
Due to third-party hotel managers	1,640	958
Liabilities associated with marketable securities and other	6,201	3,764
Other liabilities	1,233	1,286

Total liabilities	2,071,583	1,923,959

Redeemable noncontrolling interests in operating partnership	177,064	134,206

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 89,439,624 and 80,565,563 shares outstanding at December 31, 2014 and 2013, respectively	1,249	1,249
Additional paid-in capital	1,706,274	1,652,743
Accumulated other comprehensive loss	—	(197)
Accumulated deficit	(1,050,323)	(896,110)
Treasury stock, at cost, 35,457,141 shares and 44,331,202 shares, respectively	(125,725)	(140,054)
Total stockholders’ equity of the Company	531,633	617,789
Noncontrolling interests in consolidated entities	800	1,048

Total equity	532,433	618,837

Total liabilities and equity	$2,781,080	$2,677,002

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
REVENUE
Rooms	$150,898	$162,393	$640,325	$746,576
Food and beverage	30,180	36,274	112,701	153,602
Other	6,904	9,297	26,958	37,776

Total hotel revenue	187,982	207,964	779,984	937,954
Advisory services revenue	1,458	1,047	10,724	1,047
Other	928	134	4,141	526

Total revenue	190,368	209,145	794,849	939,527

EXPENSES
Hotel operating expenses
Rooms	35,599	38,549	143,751	170,393
Food and beverage	20,323	23,885	77,653	104,536
Other expenses	59,816	65,662	254,495	280,801
Management fees	7,507	8,439	31,125	38,792

Total hotel operating expenses	123,245	136,535	507,024	594,522

Property taxes, insurance and other	9,541	10,659	38,499	46,945
Depreciation and amortization	29,631	29,815	110,653	127,684
Impairment charges	(105)	(100)	(415)	(396)
Gain on insurance settlements	(5)	(270)	(5)	(270)
Transaction costs	9	28	625	1,324
Advisory service fee:
Base advisory fee	3,999	—	3,999	—
Advisory service fee - other services	534	—	534	—

Corporate, general and administrative:
Non-cash stock/unit-based compensation	2,191	8,490	19,155	25,539
Other general and administrative	7,762	1,651	38,088	27,282

Total operating expenses	176,802	186,808	718,157	822,630

OPERATING INCOME	13,566	22,337	76,692	116,897

Equity in earnings (loss) of unconsolidated entities	(4,299)	(8,778)	2,495	(23,404)
Interest income	17	10	62	71
Other income (loss)	732	(796)	6,573	5,650
Interest expense	(27,250)	(31,269)	(107,300)	(133,192)
Amortization of loan costs	(1,689)	(2,017)	(7,202)	(7,673)
Write-off of loan costs and exit fees	—	(127)	(10,353)	(2,098)
Unrealized gain (loss) on marketable securities	3,486	3,076	(332)	5,115
Unrealized loss on derivatives	(420)	(1,138)	(1,100)	(8,315)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,857)	(18,702)	(40,465)	(46,949)
Income tax (expense) benefit	(446)	177	(1,266)	(1,511)

LOSS FROM CONTINUING OPERATIONS	(16,303)	(18,525)	(41,731)	(48,460)
Income (loss) from discontinued operations	(55)	(76)	33	(98)
Gain on sale of hotel properties, net of tax	—	—	3,491	—

NET LOSS	(16,358)	(18,601)	(38,207)	(48,558)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	(1,798)	406	(908)
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,166	3,031	6,400	8,183

NET LOSS ATTRIBUTABLE TO THE COMPANY	(13,932)	(17,368)	(31,401)	(41,283)
Preferred dividends	(8,491)	(8,491)	(33,962)	(33,962)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(22,423)	$(25,859)	$(65,363)	$(75,245)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Loss from continuing operations attributable to common stockholders	$(0.25)	$(0.32)	$(0.75)	$(1.00)
Income (loss) from discontinued operations attributable to common stockholders	—	—	—	—

Net loss attributable to common stockholders	$(0.25)	$(0.32)	$(0.75)	$(1.00)

Weighted average common shares outstanding — basic	89,589	81,383	87,622	75,155

Diluted:
Loss from continuing operations attributable to common stockholders	$(0.25)	$(0.32)	$(0.75)	$(1.00)
Income (loss) from discontinued operations attributable to common stockholders	—	—	—	—

Net loss attributable to common stockholders	$(0.25)	$(0.32)	$(0.75)	$(1.00)

Weighted average common shares outstanding — diluted	89,589	81,383	87,622	75,155

Dividends declared per common share:	$0.12	$0.12	$0.48	$0.48

Amounts attributable to common stockholders:
Net loss attributable to the Company	$(13,884)	$(17,302)	$(31,430)	$(41,197)
Income (loss) from discontinued operations, net of tax	(48)	(66)	29	(86)
Preferred dividends	(8,491)	(8,491)	(33,962)	(33,962)

Net loss attributable to common stockholders	$(22,423)	$(25,859)	$(65,363)	$(75,245)

 ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

 (in thousands)

 (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net loss	$(16,358)	$(18,601)	$(38,207)	$(48,558)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	(1,798)	406	(908)
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,166	3,031	6,400	8,183
Net loss attributable to the Company	(13,932)	(17,368)	(31,401)	(41,283)

Interest income	(18)	(10)	(63)	(70)
Interest expense and amortization of loan costs	28,908	33,161	114,709	139,782
Depreciation and amortization	29,626	29,424	110,770	125,041
Income tax expense (benefit)	446	(177)	1,278	1,511
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,166)	(3,031)	(6,400)	(8,183)
Equity in (earnings) loss of unconsolidated entities	4,299	8,778	(2,495)	23,404
Company’s portion of EBITDA of Ashford Inc.	(3,016)	—	(3,016)	—
Company’s portion of EBITDA of Ashford Prime	2,494	(2,577)	11,643	(2,577)
Company’s portion of EBITDA of Highland JV	21,803	17,625	95,444	76,901

EBITDA	68,444	65,825	290,469	314,526

Amortization of unfavorable management contract liabilities	(494)	(515)	(1,975)	(2,245)
Impairment charges	(105)	(100)	(415)	(396)
Gain on sale of hotel property	—	—	(3,503)	—
Non-cash gain on insurance settlements	(5)	(270)	(5)	(270)
Write-off of loan costs and exit fees	—	127	10,353	2,098
Other income (1)	(732)	796	(6,573)	(5,650)
Transaction, acquisition and management conversion costs	9	31	625	1,657
Transaction costs related to spin-offs	1,674	(4,894)	4,231	1,548
Software implementation costs	45	—	320	—
Legal judgment	424	—	11,907	—
Unrealized (gain) loss on marketable securities	(3,486)	(3,076)	332	(5,115)
Unrealized loss on derivatives	420	1,138	1,100	8,315
Modification of rent terms	—	539	—	539
Compensation adjustment related to modified employment terms	—	—	2,997	—
Non-cash stock/unit-based compensation	2,191	8,490	16,918	25,539
Company’s portion of adjustments to EBITDA of Ashford Inc.	3,427	—	3,427	—
Company’s portion of adjustments to EBITDA of Ashford Prime	80	2,781	634	2,781
Company’s portion of adjustments to EBITDA of Highland JV	(156)	296	(669)	4,442

Adjusted EBITDA	$71,736	$71,168	$330,173	$347,769

(1)         Other income, primarily consisting of income from interest rate derivatives and net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

 RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

 (in thousands, except per share amounts)

 (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net loss	$(16,358)	$(18,601)	$(38,207)	$(48,558)
(Income) loss from consolidated entities attributable to noncontrolling interests	260	(1,798)	406	(908)
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,166	3,031	6,400	8,183
Preferred dividends	(8,491)	(8,491)	(33,962)	(33,962)

Net loss attributable to common stockholders	(22,423)	(25,859)	(65,363)	(75,245)

Depreciation and amortization on real estate	29,579	29,308	110,465	124,611
Gain on sale of hotel property	—	—	(3,503)	—
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,166)	(3,031)	(6,400)	(8,183)
Equity in (earnings) loss of unconsolidated entities	4,299	8,778	(2,495)	23,404
Company’s portion of FFO of Ashford Inc.	(3,252)	—	(3,252)	—
Company’s portion of FFO of Ashford Prime	1,033	(3,339)	5,897	(3,339)
Company’s portion of FFO of Highland JV	10,310	7,031	49,748	34,275

FFO available to common stockholders	17,380	12,888	85,097	95,523

Write-off of loan costs and exit fees	—	127	10,353	2,098
Impairment charges	(105)	(100)	(415)	(396)
Non-cash gain on insurance settlements	(5)	(270)	(5)	(270)
Other income (1)	(732)	796	(6,573)	565
Legal judgment	424	—	11,907	—
Transaction, acquisition and management conversion costs	9	31	625	1,657
Transaction costs related to spin-offs	1,674	(4,894)	4,231	1,548
Unrealized (gain) loss on marketable securities	(3,486)	(3,076)	332	(5,115)
Unrealized loss on derivatives	420	1,138	1,100	8,315
Software implementation costs	45	—	320	—
Modification of rent terms	—	539	—	539
Compensation adjustment related modified employment terms	—	—	2,997	—
Equity-based compensation adjustment related to modified employment terms	—	—	—	4,678
Equity-based compensation adjustment related to spin-off deferred compensation	—	4,313	—	4,313
Company’s portion of adjustments to FFO of Ashford Inc.	2,558	—	2,558	—
Company’s portion of adjustments to FFO of Ashford Prime	4	2,716	398	2,716
Company’s portion of adjustments to FFO of Highland JV	(156)	—	(669)	24

Adjusted FFO available to common stockholders	$18,030	$14,208	$112,256	$116,195

Adjusted FFO per diluted share available to common stockholders	$0.17	$0.14	$1.05	$1.24

Weighted average diluted shares	108,562	100,497	107,243	93,982

(1)          Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

SUMMARY OF INDEBTEDNESS

DECEMBER 31, 2014

(dollars in thousands)

(unaudited)

							Proforma	Proforma
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA	Debt Yield

Wells Senior - 25 hotels	March 2015	LIBOR + 3.00%	$—	$380,222	(1)	$380,222	$75,598	19.9%
Mezz 1 - 28 hotels	March 2015	Greater of 7.00% or LIBOR + 6.00%	—	93,091	(1)	93,091	101,677	16.3%
Mezz 2 - 28 hotels	March 2015	Greater of 8.00% or LIBOR + 7.00%	—	88,621	(1)	88,621	101,677	14.3%
Mezz 3 - 28 hotels	March 2015	Greater of 10.50% or LIBOR + 9.50%	—	75,961	(1)	75,961	101,677	12.9%
Mezz 4 - 28 hotels	March 2015	LIBOR + 2.00%	—	13,218	(1)	13,218	101,677	12.7%
Merrill 1 - 10 hotels	July 2015	5.22%	145,278 (6)	—		145,278	23,331	16.1%
Goldman Sachs - 5 hotels	November 2015	Greater of 6.40% or LIBOR + 6.1 5%	—	211,000	(2)(6)	211,000	28,236	13.4%
UBS 2 - 8 hotels	December 2015	5.70%	92,772	—		92,772	13,162	14.2%
Merrill 2 - 5 hotels	February 2016	5.53%	105,164	—		105,164	18,809	17.9%
Merrill 7 - 5 hotels	February 2016	5.53%	75,546	—		75,546	13,241	17.5%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—	200,000	(3)	200,000	20,925	10.5%
Morgan Stanley Pool A - 7 hotels	August 2016	LIBOR + 4.35%	—	301,000	(4)	301,000	30,759	10.2%
Morgan Stanley Pool B - 5 hotels	August 2016	LIBOR + 4.38%	—	62,900	(4)	62,900	6,823	10.8%
JPM Chase - 1 hotel	August 2016	LIBOR + 4.20%	—	37,500	(4)	37,500	4,869	13.0%
Wachovia 1 - 5 hotels	April 2017	5.95%	111,869	—		111,869	14,876	13.3%
Wachovia 2 - 7 hotels	April 2017	5.95%	122,384	—		122,384	14,656	12.0%
Wachovia 5 - 5 hotels	April 2017	5.95%	100,552	—		100,552	12,665	12.6%
Wachovia 6 - 5 hotels	April 2017	5.95%	153,002	—		153,002	17,187	11.2%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	71,593	—		71,593	10,296	14.4%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	78,187	—		78,187	15,782	20.2%
Omni American Bank - 1 hotel	July 2019	LIBOR + 3.75% (5)	—	5,525		5,525	772	14.0%
GACC Gateway - 1 hotel	November 2020	6.26%	99,780	—		99,780	15,287	15.3%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,673	—		10,673	1,468	13.8%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,313	—		7,313	1,090	14.9%
Key Bank Manchester CY - 1 hotel	May 2024	4.99%	6,845	—		6,845	912	13.3%
Morgan Stanley Pool C1 - 3 hotels	August 2024	5.20%	67,520	—		67,520	8,138	12.1%
Morgan Stanley Pool C2 - 2 hotels	August 2024	4.85%	12,500	—		12,500	1,829	14.6%
Morgan Stanley Pool C3 - 3 hotels	August 2024	4.90%	24,980	—		24,980	3,072	12.3%
Unencumbered hotels			—	—		—	729	N/A

Total			$1,285,958	$1,469,038		$2,754,996	$354,513	12.9%

Percentage			46.7%	53.3%		100.0%

Weighted average interest rate			5.55%	5.15%		5.34%

All indebtedness is non-recourse.

(1) Each of these loans has a one-year extension option beginning March 2015.

(2) This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions. The first extension period began November 2014.

(3) This mortgage loan has three one-year extension options beginning February 2016, subject to satisfaction of certain conditions.

(4) This mortgage loan has three one-year extension options beginning August 2016, subject to satisfaction of certain conditions.

(5) The interest rate on this mortgage loan which closed in July 2014 changes to a 4% fixed rate after 18 months.

(6) The Merrill 1 and Goldman Sachs loans were refinanced in January 2015 with a $376.8 million mortgage loan due January 2017 with a rate of LIBOR + 4.95% and a $100.6 million mortgage loan due February 2025 with a fixed rate of 4.45%.  The new loans provide for three one-year extension options subject to the satisfaction of certain conditions.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

DECEMBER 31, 2014

(in thousands)

(unaudited)

	2015	2016	2017	2018	2019	Thereafter	Total

Merrill 1 - 10 hotels	$142,922	$—	$—	$—	$—	$—	$142,922
UBS 2 - 8 hotels	90,680	—	—	—	—	—	90,680
Merrill 2 - 5 hotels	—	101,741	—	—	—	—	101,741
Merrill 7 - 5 hotels	—	73,086	—	—	—	—	73,086
Wells Senior - 25 hotels	—	380,222	—	—	—	—	380,222
Mezz 1 - 28 hotels	—	93,091	—	—	—	—	93,091
Mezz 2 - 28 hotels	—	88,621	—	—	—	—	88,621
Mezz 3 - 28 hotels	—	75,961	—	—	—	—	75,961
Mezz 4 - 28 hotels	—	13,218	—	—	—	—	13,218
Wachovia 1 - 5 hotels	—	—	107,351	—	—	—	107,351
Wachovia 2 - 7 hotels	—	—	117,441	—	—	—	117,441
Wachovia 5 - 5 hotels	—	—	96,491	—	—	—	96,491
Wachovia 6 - 5 hotels	—	—	146,823	—	—	—	146,823
Goldman Sachs - 5 hotels	—	—	211,000	—	—	—	211,000
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	67,358	—	—	67,358
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	73,703	—	—	73,703
Omni American Bank - 1 hotel	—	—	—	—	5,168	—	5,168
Morgan Stanley MIP - 5 hotels	—	—	—	—	200,000	—	200,000
Morgan Stanley Pool A - 7 hotels	—	—	—	—	301,000	—	301,000
Morgan Stanley Pool B - 5 hotels	—	—	—	—	62,900	—	62,900
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671
Morgan Stanley Pool C - 8 hotels	—	—	—	—	—	90,889	90,889
JPM Chase - 1 hotel	—	—	—	—	—	37,500	37,500

Principal due in future periods	$233,602	$825,940	$679,106	$141,061	$569,068	$239,173	$2,687,950

Scheduled amortization payments remaining	19,834	13,985	12,752	3,854	4,041	12,580	67,046

Total indebtedness	$253,436	$839,925	$691,858	$144,915	$573,109	$251,753	$2,754,996

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

KEY PERFORMANCE INDICATORS - PRO FORMA

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO:

Rooms revenue (in thousands)	$206,585	$185,594	11.31%	$884,922	$807,970	9.52%
RevPAR	$97.61	$87.70	11.30%	$105.39	$95.94	9.85%
Occupancy	71.25%	68.16%	4.53%	75.71%	72.49%	4.44%
ADR	$137.00	$128.67	6.47%	$139.20	$132.35	5.18%

NOTES:

(1)         The above pro forma table assumes the 87 hotel properties included in the Company’s operations and the 28 hotel properties included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) were owned as of the beginning of each of the periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN ASHFORD TRUST PORTFOLIO:
Rooms revenue (in thousands)	$181,232	$160,983	12.58%	$771,021	$701,800	9.86%
RevPAR	$97.95	$87.01	12.57%	$105.03	$95.32	10.19%
Occupancy	71.99%	68.12%	5.68%	75.99%	72.46%	4.87%
ADR	$136.06	$127.72	6.53%	$138.23	$131.55	5.08%

NOTES:

(1)         The above pro forma table assumes the 79 hotel properties included in the Company’s operations and the 24 hotel properties included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) at December 31, 2014, but not under renovation for the three months ended December 31, 2014, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Crowne Plaza Beverly Hills, Residence Inn Phoenix Airport, SpringHill Suites Orlando LBV, Hilton Tampa, Courtyard Newark/Silicon Valley, Embassy Suites Flagstaff, Hilton Minneapolis, Hilton Parsippany, Hyatt Regency Savannah, Marriott Bridgewater, Sheraton Bucks County

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above pro forma tables reflect an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 87 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

115 Trust
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

4th Quarter 2014	29.86%
4th Quarter 2013	27.92%
Variance	1.94%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.18%
Food & Beverage and Other Departmental	0.89%
Administrative & General	-0.17%
Sales & Marketing	0.28%
Hospitality	0.00%
Repair & Maintenance	0.39%
Energy	0.20%
Franchise Fee	-0.03%
Management Fee	0.00%
Incentive Management Fee	-0.11%
Insurance	-0.12%
Property Taxes	0.06%
Other Taxes	0.21%
Leases/Other	0.16%
Total	1.94%

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$206,585	$185,594	11.3%	$884,922	$807,970	9.5%
Food and beverage	51,481	48,254	6.7%	194,920	186,503	4.5%
Other	9,549	9,630	-0.8%	37,897	37,367	1.4%
Total hotel revenue	267,615	243,478	9.9%	1,117,739	1,031,840	8.3%

EXPENSES
Rooms	48,247	44,347	8.8%	197,257	184,466	6.9%
Food and beverage	33,584	32,158	4.4%	131,568	127,264	3.4%
Other direct	4,704	4,837	-2.7%	19,685	19,889	-1.0%
Indirect	75,691	70,870	6.8%	308,120	290,692	6.0%
Management fees, includes base and incentive fees	11,744	10,433	12.6%	51,217	43,982	16.4%
Total hotel operating expenses	173,970	162,645	7.0%	707,847	666,293	6.2%
Property taxes, insurance and other	13,729	12,863	6.7%	55,379	52,781	4.9%
HOTEL OPERATING PROFIT (Hotel EBITDA)	79,916	67,970	17.6%	354,513	312,766	13.3%
Hotel EBITDA Margin	29.86%	27.92%	1.94%	31.72%	30.31%	1.41%

Minority interest in earnings of consolidated joint ventures	74	73	1.4%	300	265	13.2%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$79,842	$67,897	17.6%	$354,213	$312,501	13.3%

NOTES:

(1) The above pro forma table assumes the 87 hotel properties included in the Company’s operations and the 28 hotel properties included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) were owned as of the beginning of each of the periods presented.

(2) On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma tables reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO NOT UNDER RENOVATION:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$181,232	$160,983	12.6%	$771,021	$701,800	9.9%
Food and beverage	44,135	41,170	7.2%	165,319	157,881	4.7%
Other	8,267	8,326	-0.7%	32,869	32,741	0.4%
Total hotel revenue	233,634	210,479	11.0%	969,209	892,422	8.6%

EXPENSES
Rooms	42,202	38,655	9.2%	171,840	160,633	7.0%
Food and beverage	28,764	27,411	4.9%	111,998	108,322	3.4%
Other direct	4,292	4,428	-3.1%	17,965	18,280	-1.7%
Indirect	66,092	61,511	7.4%	268,050	252,691	6.1%
Management fees, includes base and incentive fees	10,603	9,098	16.5%	44,808	38,143	17.5%
Total hotel operating expenses	151,953	141,103	7.7%	614,661	578,069	6.3%
Property taxes, insurance and other	11,840	11,007	7.6%	48,058	45,949	4.6%
HOTEL OPERATING PROFIT (Hotel EBITDA)	69,841	58,369	19.7%	306,490	268,404	14.2%
Hotel EBITDA Margin	29.89%	27.73%	2.17%	31.62%	30.08%	1.55%

Minority interest in earnings of consolidated joint ventures	74	73	1.4%	300	265	13.2%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$69,767	$58,296	19.7%	$306,190	$268,139	14.2%

NOTES:

(1) The above pro forma table assumes the 79 hotel properties included in the Company’s operations and the 24 hotel propertiesincluded in the Highland Hospitality Portfolio (PIM Highland Holding LLC) at December 31, 2014,  but not under renovation for the three months ended December 31, 2014, were owned as of the beginning of each of the periods presented.

(2) Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Crowne Plaza Beverly Hills, Residence Inn Phoenix Airport, SpringHill Suites Orlando LBV, Hilton Tampa, Courtyard Newark/Silicon Valley, Embassy Suites Flagstaff, Hilton Minneapolis, Hilton Parsippany, Hyatt Regency Savannah, Marriott Bridgewater, Sheraton Bucks County

(3) On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma tables reflect an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

71.74% PRO RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$56,986	$50,626	12.6%	$243,585	$219,457	11.0%
Food and beverage	21,325	19,551	9.1%	79,490	75,536	5.2%
Other	2,772	2,918	-5.0%	11,425	10,895	4.9%
Total hotel revenue	81,083	73,095	10.9%	334,500	305,888	9.4%

EXPENSES
Rooms	13,088	11,507	13.7%	52,962	48,730	8.7%
Food and beverage	13,277	12,562	5.7%	51,379	49,859	3.0%
Other direct	986	1,183	-16.7%	4,508	4,937	-8.7%
Indirect	22,859	21,451	6.6%	92,925	86,920	6.9%
Management fees, includes base and incentive fees	3,299	2,792	18.2%	14,020	11,326	23.8%
Total hotel operating expenses	53,509	49,495	8.1%	215,794	201,772	6.9%
Property taxes, insurance and other	4,184	4,029	3.8%	17,029	16,399	3.8%
HOTEL OPERATING PROFIT (Hotel EBITDA)	$23,390	$19,571	19.5%	$101,677	$87,717	15.9%
Hotel EBITDA Margin	28.85%	26.77%	2.07%	30.40%	28.68%	1.72%

NOTES:

(1) The above pro forma table assumes the 28 hotel properties included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) at December 31, 2014, were owned as of the beginning of each of the periods presented.

(2) On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma tables reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 87 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2014	2014	2014	2014
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM

Ashford Trust Portfolio
Total Hotel Revenue	$267,615	$283,086	$297,878	$269,160	$1,117,739
Hotel EBITDA	$79,916	$88,838	$102,139	$83,620	$354,513
Hotel EBITDA Margin	29.9%	31.38%	34.29%	31.07%	31.72%

EBITDA % of Total TTM	22.5%	25.1%	28.8%	23.6%	100.0%

JV Interests in EBITDA	$74	$105	$83	$38	$300

71.74% of PIM Highland Holding LLC Portfolio (included in Ashford Trust above)
Total Hotel Revenue	$81,083	$85,058	$90,417	$77,942	$334,500
Hotel EBITDA	$23,390	$26,217	$30,539	$21,531	$101,677
Hotel EBITDA Margin	28.85%	30.82%	33.78%	27.62%	30.40%

EBITDA % of Total TTM	23.0%	25.8%	30.0%	21.2%	100.0%

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended			Year Ended
	Number of	Number of	December 31,			December 31,
Region	Hotels	Rooms	2014	2013	% Change	2014	2013	% Change

Atlanta, GA Area	9	1,428	$89.97	$78.76	14.2%	$95.77	$85.62	11.8%
Boston, MA Area	2	506	$178.94	$155.25	15.3%	$181.37	$161.39	12.4%
Dallas / Ft. Worth Area	7	1,379	$95.22	$91.26	4.3%	$99.82	$91.42	9.2%
Houston, TX Area	3	607	$109.58	$101.59	7.9%	$112.03	$107.29	4.4%
Los Angeles, CA Metro Area	8	1,783	$90.02	$82.72	8.8%	$103.40	$92.71	11.5%
Miami, FL Metro Area	3	584	$117.79	$105.47	11.7%	$120.26	$108.93	10.4%
Minneapolis - St. Paul, MN-WI Area	2	520	$82.59	$85.26	-3.1%	$95.07	$91.04	4.4%
New York / New Jersey Metro Area	7	1,559	$101.55	$94.91	7.0%	$108.44	$101.87	6.4%
Orlando, FL Area	6	1,834	$82.00	$73.50	11.6%	$83.38	$78.12	6.7%
Philadelphia, PA Area	3	648	$77.98	$78.04	-0.1%	$90.02	$86.00	4.7%
San Diego, CA Area	2	410	$87.74	$78.70	11.5%	$101.60	$91.56	11.0%
San Francisco - Oakland, CA Metro Area	6	1,368	$120.46	$103.22	16.7%	$124.02	$107.88	15.0%
Tampa, FL Area	3	582	$83.95	$73.72	13.9%	$94.76	$85.66	10.6%
Washington DC - MD - VA Area	10	2,290	$106.77	$93.29	14.4%	$119.07	$110.03	8.2%
Other Areas	44	7,506	$93.66	$82.87	13.0%	$102.15	$92.23	10.8%

Total Portfolio	115	23,004	$97.61	$87.70	11.3%	$105.39	$95.94	9.9%

NOTES:

(1) The above pro forma table presents the 87 hotel properties included in the Company’s operations and the 28 hotel properties included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(2) On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above pro forma tables reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(unaudited)

			Three Months Ended					Year Ended
			December 31,					December 31,
	Number of	Number of		% of		% of			% of		% of
Region	Hotels	Rooms	2014	Total	2013	Total	% Change	2014	Total	2013	Total	% Change

Atlanta, GA Area	9	1,428	$3,773	4.7%	$3,496	5.1%	7.9%	$18,059	5.1%	$15,253	4.9%	18.4%
Boston, MA Area	2	506	3,770	4.7%	3,030	4.5%	24.4%	15,457	4.4%	13,461	4.3%	14.8%
Dallas / Ft. Worth Area	7	1,379	5,004	6.3%	4,388	6.5%	14.0%	20,438	5.8%	17,944	5.7%	13.9%
Houston, TX Area	3	607	3,393	4.2%	3,039	4.5%	11.6%	12,172	3.4%	11,346	3.6%	7.3%
Los Angeles, CA Metro Area	8	1,783	5,477	6.9%	5,011	7.4%	9.3%	27,754	7.8%	24,013	7.7%	15.6%
Miami, FL Metro Area	3	584	2,510	3.1%	2,395	3.5%	4.8%	10,411	2.9%	8,966	2.9%	16.1%
Minneapolis - St. Paul, MN-WI Area	2	520	1,913	2.4%	1,902	2.8%	0.6%	8,125	2.3%	7,870	2.5%	3.2%
New York / New Jersey Metro Area	7	1,559	6,219	7.8%	5,827	8.6%	6.7%	27,075	7.6%	25,505	8.2%	6.2%
Orlando, FL Area	6	1,834	4,516	5.7%	3,564	5.2%	26.7%	17,911	5.1%	16,321	5.2%	9.7%
Philadelphia, PA Area	3	648	1,382	1.7%	1,576	2.3%	-12.3%	7,051	2.0%	6,560	2.1%	7.5%
San Diego, CA Area	2	410	1,160	1.5%	998	1.5%	16.2%	5,634	1.6%	5,125	1.6%	9.9%
San Francisco - Oakland, CA Metro Area	6	1,368	6,230	7.8%	4,784	7.0%	30.2%	24,794	7.0%	19,887	6.4%	24.7%
Tampa, FL Area	3	582	1,636	2.0%	1,401	2.1%	16.8%	7,838	2.2%	7,064	2.3%	11.0%
Washington DC - MD - VA Area	10	2,290	8,472	10.6%	6,956	10.2%	21.8%	40,018	11.3%	36,005	11.5%	11.1%
Other Areas	44	7,506	24,461	30.6%	19,604	28.8%	24.8%	111,776	31.5%	97,446	31.2%	14.7%

Total Portfolio	115	23,004	$79,916	100.0%	$67,970	100.0%	17.6%	$354,513	100.0%	$312,766	100.0%	13.3%

NOTES:

(1)  The above pro forma table presents the 87 hotel properties included in the Company’s operations and the 28 hotel properties included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(2)  The above pro forma table includes hotel operating profit for 100% of the 87 hotel properties included in the Company’s continuing operations and the Company’s 71.74% share of the 28 hotels included in the Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(3)  On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above pro forma tables reflects an extra 3 days in Marriott-managed properties for the year ended December 31, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

DECEMBER 31, 2014

(in thousands except share price)

(unaudited)

December 31,
2014
End of quarter diluted common shares outstanding	89,440
Partnership units outstanding (common stock equivalents)***	18,646
Combined diluted stocks and partnership units outstanding	108,086
Common stock price at quarter end	$10.48
Market capitalization at quarter end	$1,132,737
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date*	$2,754,996
Joint venture partners’ share of consolidated debt	$(2,124)
Net working capital (see below)	$(542,386)
Total enterprise value (TEV)*	$3,737,121

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$17.16
Market value of Ashford Prime investment	$85,420

Ashford Inc. Investment:
Common stock owned at end of quarter	598
Common stock price at quarter end	$94.00
Market value of Ashford Inc. investment	$56,227

Cash & cash equivalents*	$235,902
Marketable securities, net	57,016
Restricted cash*	167,184
Accounts receivable, net*	31,579
Prepaid expenses*	12,833
Due from affiliates, net*	(9,055)
Due from third-party hotel managers, net*	24,565
Market value of Ashford Prime investment	85,420
Market value of Ashford Inc. investment	56,227
Total current assets	$661,671

Accounts payable, net & accrued expenses*	$97,396
Dividends payable	21,889
Total current liabilities	$119,285

Net working capital**	$542,386

* Includes the Company’s 71.74% interest in the Highland portfolio.

** Calculation only includes the Company’s 85% interest in the Interstate joint venture.

*** Total units outstanding = 19.84 million, impacted by current conversion factor.

Ashford Hospitality Trust, Inc. and Subsidiaries and Highland Hospitality Portfolio (PIM Highland Holding LLC)

Anticipated Capital Expenditures Calendar (a)

		2014				Proposed 2015
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
Hilton Minneapolis	300				x	x	x	x
Courtyard Boston Downtown	315	x	x		x	x	x
Crowne Plaza Beverly Hills	258			x	x	x	x
Embassy Suites Flagstaff	119				x	x	x
Hilton Parsippany	354				x	x	x
Hyatt Regency Savannah	351				x	x	x
Courtyard Newark/Silicon Valley	181				x	x
Marriott Bridgewater	347				x	x
Sheraton Bucks County	186				x	x
Hilton Tampa	238			x	x			x
Residence Inn Phoenix Airport	200			x	x
SpringHill Suites Orlando LBV	400			x	x
Westin Princeton	296					x	x
Residence Inn Las Vegas	256						x	x	x
Courtyard Palm Desert	151						x	x
Courtyard Scottsdale	180						x	x
Embassy Suites Palm Beach Gardens	160						x	x
Hampton Inn Parsippany	152						x	x
Hilton Santa Fe	158						x	x
Hilton St Petersburg	333						x	x
Historic Inns of Annapolis	124						x	x
Residence Inn Hartford	96	x					x	x
Sheraton Minnetonka	220		x	x			x	x
SpringHill Suites BWI	133						x	x
Courtyard Alpharetta	154							x	x
Courtyard Overland Park	168	x	x					x	x
Fairfield Inn Lake Buena Vista	388							x	x
Residence Inn Evansville	78	x						x	x
Courtyard Foothill Ranch Irvine	156								x
Courtyard Oakland Airport	156								x
Embassy Suites Dulles	150								x
Embassy Suites Houston	150								x
Hilton Fort Worth	294		x	x					x
Renaissance Nashville	673	x							x
Residence Inn Fairfax	159								x
SpringHill Suites Gaithersburg	162								x
The Churchill	173								x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2014-2015 are included in this table.